Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Kurt C. Hall, and Ralph E. Hardy, and each of them singly, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, any and all amendments (including post-effective amendments or any abbreviated Registration Statement, and any amendments thereto, filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ KURT C. HALL Kurt C. Hall	President, Chief Executive Officer and Chairman (Principal Executive Officer)	July 1, 2013

/s/ DAVID J. ODDO David J. Oddo	Vice President and Interim Co-Chief Financial Officer (Principal Financial Officer)	July 1, 2013

/s/ JEFFREY T, CABOT Jeffrey T. Cabot	Senior Vice President and Interim Co-Chief Financial Officer (Principal Accounting Officer)	July 1, 2013

/s/ LAWRENCE A. GOODMAN Lawrence A. Goodman	Director	July 1, 2013

/s/ DAVID R. HAAS David R. Haas	Director	July 1, 2013

/s/ JAMES R. HOLLAND, JR. James R. Holland, Jr.	Director	July 1, 2013

/s/ STEPHEN L. LANNING Stephen L. Lanning	Director	July 1, 2013

/s/ EDWARD H. MEYER Edward H. Meyer	Director	July 1, 2013

Signature	Title	Date

/s/ AMY E. MILES Amy E. Miles	Director	July 1, 2013

/s/ LEE ROY MITCHELL Lee Roy Mitchell	Director	July 1, 2013

/s/ CRAIG R. RAMSEY Craig R. Ramsey	Director	July 1, 2013

/s/ SCOTT N. SCHNEIDER Scott N. Schneider	Director	July 1, 2013